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                                                                     Exhibit (q)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the persons whose signatures appear below constitute and appoint Keith T. Robinson, Patrick W. D. Turley, Cynthia Baughman and Timothy Bresnahan and each of them, to act severally as attorneys-in-fact and agents, with power of substitution and resubstitution, for the undersigned in any and all capacities to sign the Registration Statement of Variable Insurance Funds (to be renamed The Coventry Funds Trust) on Form N-1A (File Nos. 33-8180, 811-8644) and any post-effective amendments thereto, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

Date: April 18, 2006


/s/ Michael M. Van Buskirk              /s/ Diane E. Armstrong
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Michael M. Van Buskirk                  Diane E. Armstrong


/s/ Walter B. Grimm                     /s/ Maurice G. Stark
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Walter B. Grimm                         Maurice G. Stark


/s/ James H. Woodward                   /s/ R. Jeffrey Young
-------------------------------------   ----------------------------------------
James H. Woodward                       R. Jeffrey Young


/s/ Aaron J. Masek
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Aaron J. Masek